News Release

Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Richard J. Vatinelle
	Executive Vice President and	Vice President and
	Chief Financial Officer	Treasurer
	williamlowe@kemet.com	richardvatinelle@kemet.com
	864-963-6484	954-766-2838

KEMET REPORTS PRELIMINARY FISCAL 2017 FIRST QUARTER RESULTS

•	Net sales of $184.9 million at the high-end of the forecasted range

•	Gross margin improved 20 basis points to 23.0% compared to 22.8% in the prior quarter

•	Cash balance at June 30, 2016 exceeds forecast

Greenville, South Carolina (July 28, 2016) - KEMET Corporation (the “Company”) (NYSE: KEM), a leading global supplier of passive electronic components, today reported preliminary results for our first fiscal quarter ended June 30, 2016.

Net sales of $184.9 million for the quarter ended June 30, 2016 increased 0.5% from net sales of $183.9 million for the prior quarter ended March 31, 2016 and decreased 1.4% from net sales of $187.6 million for the quarter ended June 30, 2015.

The U.S. GAAP net loss, excluding the change in value of the NEC TOKIN option, was $0.2 million or $0.00 per basic and diluted share for the quarter ended June 30, 2016; the loss related to the change in value of the NEC TOKIN option was $12.0 million or $0.26 per basic and diluted share. This compares to a net loss of $15.2 million or $0.33 per basic and diluted share for the quarter ended March 31, 2016, which was not impacted by any changes in value of the NEC TOKIN option. For the quarter ended June 30, 2015, the Company reported a net loss, excluding the change in value of the NEC TOKIN option, of $7.9 million or $0.17 per basic and diluted share; the loss related to the change in value of the NEC TOKIN option was $29.2 million or $0.64 per basic and diluted share.

Non-U.S. GAAP adjusted net income of $3.3 million or $0.06 per diluted share for the quarter ended June 30, 2016 increased by $1.5 million compared to non-U.S. GAAP adjusted net income of $1.8 million or $0.04 per diluted share in the quarter ended March 31, 2016. For the quarter ended June 30, 2015, the Company reported non-U.S. GAAP adjusted net income of $0.7 million or $0.01 per diluted share.

“We reported another quarter of consistent performance, meeting our forecast, and once again improving our GAAP gross margin as well as posting an improvement in our GAAP earnings as compared to the prior quarter”, stated Per Loof, KEMET’s Chief Executive Officer.  “This marks the fifth straight quarter of positive non-GAAP earnings throughout a period that has been volatile on the macro-economic and political front. We believe this is the direct result of our successes in stabilizing the overall business, specifically the distribution channel, and focus on continuous improvement within our operating units,” continued Loof.

The net income (loss) for the quarters ended June 30, 2016, March 31, 2016 and June 30, 2015 include various items affecting comparability as denoted in the U.S. GAAP to Non-U.S. GAAP reconciliation table included hereafter.

2835 KEMET Way, Simpsonville, SC 29681 USA
864.963.6300 www.kemet.com

About KEMET

The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM).  At the Investor Relations section of our web site at http://www.kemet.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

QUIET PERIOD

Beginning October 1, 2016, we will observe a quiet period during which the information provided in this news release and quarterly report on Form 10-Q will no longer constitute our current expectations. During the quiet period, this information should be considered to be historical, applying prior to the quiet period only and not subject to update by management. The quiet period will extend until the day when our next quarterly earnings release is published.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the Company’s financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate; (ii) continued net losses could impact our ability to realize current operating plans and could materially adversely affect our liquidity and our ability to continue to operate; (iii) adverse economic conditions could cause the write down of long-lived assets or goodwill; (iv) an increase in the cost or a decrease in the availability of our principal or single-sourced purchased materials; (v) changes in the competitive environment; (vi) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vii) economic, political, or regulatory changes in the countries in which we operate; (viii) difficulties, delays or unexpected costs in completing the restructuring plans; (ix) equity method investment in NEC TOKIN exposes us to a variety of risks; (x) acquisitions and other strategic transactions expose us to a variety of risks; (xi) possible acquisition of NEC TOKIN may not achieve all of the anticipated results; (xii) our business could be negatively impacted by increased regulatory scrutiny and litigation; (xiii) inability to attract, train and retain effective employees and management; (xiv) inability to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xv) exposure to claims alleging product defects; (xvi) the impact of laws and regulations that apply to our business, including those relating to environmental matters; (xvii) the impact of international laws relating to trade, export controls and foreign corrupt practices; (xviii) volatility of financial and credit markets affecting our access to capital; (xix) the need to reduce the total costs of our products to remain competitive; (xx) potential limitation on the use of net operating losses to offset possible future taxable income; (xxi) restrictions in our debt agreements that limit our flexibility in operating our business; (xxii) failure of our information technology systems to function properly or our failure to control unauthorized access to our systems may cause business disruptions; (xxiii) additional exercise of the warrant by K Equity which could potentially result in the existence of a significant stockholder who could seek to influence our corporate decisions; and (xxiv) fluctuation in distributor sales could adversely affect our results of operations.

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Quarters Ended June 30,
	2016	2015
Net sales	$184,935	$187,590
Operating costs and expenses:
Cost of sales	142,412	147,877
Selling, general and administrative expenses	25,914	30,430
Research and development	6,932	6,274
Restructuring charges	688	1,824
Net (gain) loss on sales and disposals of assets	91	(58)
Total operating costs and expenses	176,037	186,347
Operating income (loss)	8,898	1,243
Non-operating (income) expense:
Interest income	(3)	(3)
Interest expense	9,923	10,013
Change in value of NEC TOKIN option	12,000	29,200
Other (income) expense, net	(2,394)	916
Income (loss) from continuing operations before income taxes and equity income (loss) from NEC TOKIN	(10,628)	(38,883)
Income tax expense (benefit)	1,800	(248)
Income (loss) from continuing operations before equity income (loss) from NEC TOKIN	(12,428)	(38,635)
Equity income (loss) from NEC TOKIN	223	1,585
Net income (loss)	$(12,205)	$(37,050)

Net income (loss) per basic and diluted share	$(0.26)	$(0.81)

Weighted-average shares outstanding:
Basic	46,349	45,552
Diluted	46,349	45,552

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Amounts in thousands, except per share data)
(Unaudited)

	June 30, 2016	March 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$52,938	$65,004
Accounts receivable, net	89,085	93,168
Inventories, net	167,916	168,879
Prepaid expenses and other	30,925	25,496
Total current assets	340,864	352,547
Property, plant and equipment, net of accumulated depreciation of $816,331 and $815,338 as of June 30, 2016 and March 31, 2016, respectively	231,688	241,839
Goodwill	40,294	40,294
Intangible assets, net	32,613	33,301
Investment in NEC TOKIN	15,172	20,334
Deferred income taxes	7,605	8,397
Other assets (1)	2,744	3,068
Total assets (1)	$670,980	$699,780
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$2,000
Accounts payable	66,825	70,981
Accrued expenses	41,898	50,320
Income taxes payable	216	453
Total current liabilities	108,939	123,754
Long-term debt, less current portion (1)	385,968	385,833
Other non-current obligations	84,694	74,892
Deferred income taxes	2,984	2,820
Stockholders’ equity:
Preferred stock, par value $0.01, authorized 10,000 shares, none issued	—	—
Common stock, par value $0.01, authorized 175,000 shares, issued 46,508 shares at June 30, 2016 and March 31, 2016	465	465
Additional paid-in capital	444,772	452,821
Retained deficit	(311,845)	(299,510)
Accumulated other comprehensive income	(43,939)	(31,425)
Treasury stock, at cost (271 and 611 shares at June 30, 2016 and March 31, 2016, respectively)	(1,058)	(9,870)
Total stockholders’ equity	88,395	112,481
Total liabilities and stockholders’ equity (1)	$670,980	$699,780

(1)     March 31, 2016 adjusted due to the adoption of Accounting Standards Update ("ASU") No. 2015-03, Interest - Imputation of Interest

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Quarters Ended June 30,
	2016	2015
Net income (loss)	$(12,205)	$(37,050)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	9,436	9,917
Equity (income) loss from NEC TOKIN	(223)	(1,585)
Non-cash debt and financing costs	190	220
Stock-based compensation expense	1,228	1,279
Change in value of NEC TOKIN option	12,000	29,200
Net (gain) loss on sales and disposals of assets	91	(58)
Pension and other post-retirement benefits	709	127
Change in deferred income taxes	1,294	(934)
Change in operating assets	(2,357)	(20,201)
Change in operating liabilities	(13,088)	(2,673)
Other	(111)	234
Net cash provided by (used in) operating activities	(3,036)	(21,524)
Investing activities:
Capital expenditures	(6,167)	(5,773)
Acquisitions, net of cash received	—	(2,892)
Net cash provided by (used in) investing activities	(6,167)	(8,665)
Financing activities:
Proceeds from revolving line of credit	—	8,000
Payments on revolving line of credit	—	(2,500)
Payments on long-term debt	(1,870)	(481)
Purchase of treasury stock	(595)	(544)
Net cash provided by (used in) financing activities	(2,465)	4,475
Net increase (decrease) in cash and cash equivalents	(11,668)	(25,714)
Effect of foreign currency fluctuations on cash	(398)	411
Cash and cash equivalents at beginning of fiscal period	65,004	56,362
Cash and cash equivalents at end of fiscal period	$52,938	$31,059

Non-U.S. GAAP Financial Measures

The Company utilizes certain Non-U.S. GAAP financial measures, including "Adjusted gross margin", "Adjusted operating income (loss)", “Adjusted net income (loss)”, “Adjusted net income (loss) per share” and “Adjusted EBITDA”.  Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude items as determined by management as further described below.

Adjusted Gross Margin

Adjusted gross margin represents net sales less cost of sales excluding adjustments which are outlined in the quantitative reconciliation provided below.  Management uses adjusted gross margin to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided earlier in this presentation which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that adjusted gross margin is useful to investors because it provides a supplemental way to understand the underlying operating performance of the Company.  Adjusted gross margin should not be considered as an alternative to gross margin or any other performance measure derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP Gross margin to Non-U.S. GAAP adjusted gross margin (amounts in thousands):

	Quarters Ended
	(Unaudited)
	June 30, 2016	March 31, 2016	June 30, 2015
Net sales	$184,935	$183,926	$187,590
Cost of sales	142,412	141,913	147,877
Gross margin (U.S. GAAP)	42,523	42,013	39,713
Gross margin as a % of net sales	23.0%	22.8%	21.2%
Non-U.S. GAAP adjustments:
Plant start-up costs	308	319	195
Stock-based compensation expense	384	278	413
Plant shut-down costs	—	141	—
Adjusted gross margin (non-GAAP)	$43,215	$42,751	$40,321
Adjusted gross margin as a % of net sales	23.4%	23.2%	21.5%

Adjusted Operating Income (Loss)

Adjusted operating income (loss) represents operating income (loss), excluding adjustments which are outlined in the quantitative reconciliation provided below. Management uses adjusted operating income (loss) to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided earlier in this presentation which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that adjusted operating income (loss) is useful to investors to provide a supplemental way to understand our underlying operating performance and allows investors to monitor and understand changes in our ability to generate income from ongoing business operations. Adjusted operating loss should not be considered as an alternative to operating income (loss) or any other performance measure derived in accordance with U.S. GAAP.

Adjusted operating income (loss) is calculated as follows (amounts in thousands):

	Quarters Ended
	(Unaudited)
	June 30, 2016	March 31, 2016	June 30, 2015
Operating income (loss) (U.S. GAAP)	$8,898	$8,603	$1,243
Adjustments:
Restructuring charges	688	617	1,824
Net (gain) loss on sales and disposals of assets	91	608	(58)
Stock-based compensation expense	1,228	1,013	1,279
ERP integration/IT transition costs	1,768	859	4,369
Legal expenses related to antitrust class actions	1,175	482	718
Plant start-up costs	308	319	195
Plant shut-down costs	—	141	—
Pension plan adjustment	—	—	312
NEC TOKIN investment-related expenses	206	265	224
Adjusted operating income (loss) (non-GAAP)	$14,362	$12,907	$10,106

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share

“Adjusted net income (loss)” and “Adjusted net income (loss) per basic and diluted share” represent net income (loss) and net income (loss) per basic and diluted share excluding adjustments which are outlined in the quantitative reconciliation provided below.  The Company believes that these Non-U.S. GAAP financial measures are useful to investors because they provide a supplemental way to understand the underlying operating performance of the Company and allows investors to monitor and understand changes in our ability to generate income from ongoing business operations.  Management uses these Non-U.S. GAAP financial measures to evaluate operating performance by excluding the items outlined in the quantitative reconciliation provided earlier in this presentation which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. Non-U.S. GAAP financial measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP net income (loss) to Non-U.S. GAAP Adjusted net income (loss) (amounts in thousands):

U.S. GAAP to Non-U.S. GAAP Reconciliation	Quarters Ended
	June 30, 2016	March 31, 2016	June 30, 2015
U.S. GAAP	(Unaudited)
Net sales	$184,935	$183,926	$187,590
Net income (loss)	$(12,205)	$(15,173)	$(37,050)

Net income (loss) per basic and diluted share	(0.26)	(0.33)	(0.81)

Non-U.S. GAAP
Net income (loss)	$(12,205)	$(15,173)	$(37,050)
Adjustments:
Restructuring charges	688	617	1,824
Equity (income) loss from NEC TOKIN	(223)	11,648	(1,585)
Net (gain) loss on sales and disposals of assets	91	608	(58)
Stock-based compensation expense	1,228	1,013	1,279
Legal expenses related to antitrust class actions	1,175	482	718
ERP integration/IT transition costs	1,768	859	4,369
Change in value of NEC TOKIN option	12,000	—	29,200
Plant start-up costs	308	319	195
Plant shut-down costs	—	141	—
Net foreign exchange (gain) loss	(1,920)	122	1,049
NEC TOKIN investment-related expenses	206	265	224
Amortization included in interest expense	190	210	220
Pension plan adjustment	—	—	312
Income tax effect of pension curtailment	—	155	—
Income tax effect of non-GAAP adjustments (1)	—	546	(37)
Adjusted net income (loss)	$3,306	$1,812	$660
Adjusted net income (loss) per basic share	$0.07	$0.04	$0.01
Adjusted net income (loss) per diluted share	$0.06	$0.04	$0.01
Weighted Average Shares-Basic	46,349	46,160	45,552
Weighted Average Shares-Diluted	52,097	50,056	52,276

(1)         The income tax effect of the excluded items is calculated by applying the applicable jurisdictional income tax rate, considering the deferred tax valuation for each applicable jurisdiction.

Adjusted EBITDA

Adjusted EBITDA represents net income (loss) before net interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to exclude certain items which are outlined in the quantitative reconciliation provided herein.  We use adjusted EBITDA to monitor and evaluate our operating performance and to facilitate internal and external comparisons of the historical operating performance of our business.  We present adjusted EBITDA as a supplemental measure of our performance and ability to service debt.  We also present adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other adjustments to arrive at adjusted EBITDA are excluded in order to better reflect our continuing operations.

In evaluating adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments noted below.  Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments.  Adjusted EBITDA is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Some of these limitations are:

•	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.  You should compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted EBITDA as supplementary information.

The following table provides a reconciliation from U.S. GAAP net income (loss) to Adjusted EBITDA (amounts in thousands):

	For the Quarters Ended
	(Unaudited)
	June 30, 2016	March 31, 2016	June 30, 2015
Net income (loss) (U.S. GAAP)	$(12,205)	$(15,173)	$(37,050)
Interest expense, net	9,920	9,925	10,010
Income tax expense (benefit)	1,800	2,056	(248)
Depreciation and amortization	9,436	10,160	9,917
EBITDA (non-GAAP)	8,951	6,968	(17,371)
Excluding the following items:
Restructuring charges	688	617	1,824
Legal expenses related to antitrust class actions	1,175	482	718
Equity (income) loss from NEC TOKIN	(223)	11,648	(1,585)
Net (gain) loss on sales and disposals of assets	91	608	(58)
Stock-based compensation expense	1,228	1,013	1,279
ERP integration/IT transition costs	1,768	859	4,369
Change in value of NEC TOKIN option	12,000	—	29,200
Plant start-up costs	308	319	195
Plant shut-down costs	—	141	—
Net foreign exchange (gain) loss	(1,920)	122	1,049
NEC TOKIN investment-related expenses	206	265	224
Pension plan adjustment	—	—	312
Adjusted EBITDA (non-GAAP)	$24,272	$23,042	$20,156